Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333‑127996 and 333‑128252 and 333-190877) of Citizens Community Bancorp, Inc. and Subsidiary of our report dated December 13, 2017, relating to the consolidated financial statements, which appears in this annual report on Form 10‑K for the year ended September 30, 2017.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota
December 13, 2017